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                                                                      Exhibit 11
                              BINGHAM MCCUTCHEN LLP
                               150 Federal Street
                           Boston, Massachusetts 02110

                                December 31, 2002

Smith Barney Trust II
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         We have acted as counsel to Smith Barney Trust II, a Massachusetts business trust ("SBTII"), in connection with SBTII's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about December 23, 2002 (the "Registration Statement") with respect to the shares of its series, Smith Barney International Large Cap Fund (the "Shares"), to be issued in exchange for substantially all of the assets of the European Portfolio (the "European Portfolio"), a series of Smith Barney World Funds, Inc. (the "SBWF"), as described in the Registration Statement.

         In connection with this opinion, we have examined the following documents:

               (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of SBTII;

               (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of SBTII's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the "Declaration of Trust");

               (c) a certificate executed by the Secretary or Assistant Secretary of SBTII, certifying as to, and attaching copies of, SBTII's Declaration of Trust, By-Laws and certain resolutions adopted by the Trustees of SBTII;

               (d) a draft of the Registration Statement on Form N-14 dated December 31, 2002 (the "Registration Statement"); and

               (e) the Form of Agreement and Plan of Reorganization between SBTII and SBWF attached as an exhibit to the Registration Statement (the "Plan").

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement as filed with the Securities and

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Exchange Commission will be in substantially the form of the draft referred to in paragraph (d) above.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transaction referred to herein.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         1. SBTII is a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust" and is existing under the laws of the Commonwealth of Massachusetts.

         2. The Shares to be delivered to the European Portfolio pursuant to the Plan will be, when issued and sold in accordance with the Declaration of Trust and By-Laws of SBTII in exchange for the consideration described in the Plan, legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of SBTII may, under certain circumstances, be held personally liable for its obligations.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name and the references to our Firm in the Registration Statement. This consent, however, does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under such
Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ BINGHAM MCCUTCHEN LLP